Exhibit (m): Calculations of Illustrations for VUL

Narrative for the Hypothetical Illustration 1

I.	The 0% gross current return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 40 Male, NonSmoker, Face: $200,000,

Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $200,000 or 222% x $8,292.56

= $200,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4:	$6,772.11
+ Annual Premium*	$2,500.00
- Premium Expense Charge**	$125.00
- Monthly Deduction***	$639.84
- Mortality & Expense Charge****	$79.19
+ Hypothetical Rate of Return*****	($135.51)

=	$8,293	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 5% of each premium payment.
***	The monthly deduction is made up of a $7.50 monthly policy fee, a $2.00 monthly DBG charge, and a monthly cost of insurance (COI) charge for year 5 of:

Month	COI
1	$43.73
2	$43.75
3	$43.76
4	$43.78
5	$43.80
6	$43.81
7	$43.83
8	$43.85
9	$43.86
10	$43.88
11	$43.89
12	$43.91
Total	$525.84

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.
*****	The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.52%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	($11.80)
2	($11.71)
3	($11.62)

4	($11.52)
5	($11.43)
6	($11.34)
7	($11.25)
8	($11.15)
9	($11.06)
10	($10.97)
11	($10.88)
12	($10.79)
Total	($135.51)

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$8,292.56
- Year 5 Surrender Charge	$2,084.00

=	$6,209	(rounded to the nearest dollar)

II.	The 6% gross current return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 40 Male, NonSmoker, Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $200,000 or 222% x $10,038.88

= $200,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$7,944.57
+ Annual Premium*	$2,500.00
- Premium Expense Charge**	$125.00
- Monthly Deduction***	$635.88
- Mortality & Expense Charge****	$89.79
+ Hypothetical Rate of Return*****	$444.98

=	$10,039	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 5% of each premium payment.
***	The monthly deduction is made up of a $7.50 monthly policy fee, a $2.00 monthly DBG charge, and a monthly cost of insurance (COI) charge for year 5 of:

Month	COI
1	$43.46
2	$43.47
3	$43.47
4	$43.48
5	$43.48
6	$43.49
7	$43.49
8	$43.50
9	$43.50

10	$43.51
11	$43.51
12	$43.52
Total	$521.88

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.
*****	The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.52%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$37.55
2	$37.46
3	$37.38
4	$37.30
5	$37.21
6	$37.13
7	$37.04
8	$36.95
9	$36.87
10	$36.78
11	$36.70
12	$36.61
Total	$444.98

Cash Surrender Value:
Year 5 Cash Surrender Value =
	Year 5 Policy Value	$10,038.88
-	Year 5 Surrender Charge	$2,084.00

=		$7,955	(rounded to the nearest dollar	)

III. The 12% gross current return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 40 Male, NonSmoker, Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $200,000 or 222% x $12,094.88

= $200,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4		$9,270.15
+	Annual Premium*	$2,500.00
-	Premium Expense Charge**	$125.00
-	Monthly Deduction***	$631.31
-	Mortality & Expense Charge****	$101.77
+	Hypothetical Rate of Return*****	$1,182.80

=		$12,095	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 5% of each premium payment.

*** The monthly deduction is made up of a $7.50 monthly policy fee, a $2.00 monthly DBG charge, and a monthly cost of insurance (COI) charge for year 5 of:

Month	COI
1	$43.16
2	$43.15
3	$43.14
4	$43.13
5	$43.12
6	$43.11
7	$43.10
8	$43.10
9	$43.09
10	$43.08
11	$43.07
12	$43.06
Total	$517.31

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.
*****	The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.52%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$96.87
2	$97.17
3	$97.48

4	$97.78
5	$98.09
6	$98.40
7	$98.71
8	$99.02
9	$99.34
10	$99.66
11	$99.98
12	$100.31
Total	$1,182.80

Cash Surrender Value:

Year 5 Cash Surrender Value =
	Year 5 Policy Value	$12,094.88
-	Year 5 Surrender Charge	$2,084.00

=		$10,011	(rounded to the nearest dollar)

Narrative for the Hypothetical Illustration 2

I. The 0% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 40 Male, NonSmoker, Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $200,000 or 222% x $8,110.55

= $200,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4:	$6,632.27
+ Annual Premium*	$2,500.00
- Premium Expense Charge**	$125.00
- Monthly Deduction***	$686.05
- Mortality & Expense Charge****	$77.71
+ Hypothetical Rate of Return*****	($132.97)

=	$8,111	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 5% of each premium payment.
***	The monthly deduction is made up of a $7.50 monthly policy fee, a $2.00 monthly DBG charge, and a monthly cost of insurance (COI) charge for year 5 of:

Month	COI
1	$47.57
2	$47.59
3	$47.61
4	$47.62
5	$47.64
6	$47.66
7	$47.68

8	$47.70
9	$47.72
10	$47.74
11	$47.75
12	$47.77
Total	$572.05

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.
*****	The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.52%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	($11.62)
2	($11.52)
3	($11.42)
4	($11.32)
5	($11.23)
6	($11.13)
7	($11.03)
8	($10.93)
9	($10.84)
10	($10.74)
11	($10.64)
12	($10.55)
Total	($132.97)

Cash Surrender Value:
Year 5 Cash Surrender Value =
Year 5 Policy Value	$8,110.55
- Year 5 Surrender Charge	$2,084.00

=	$6,027	(rounded to the nearest dollar)

II. The 6% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 40 Male, NonSmoker, Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $200,000 or 222% x $9,830.45

= $200,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$7,788.50
+ Annual Premium*	$2,500.00
- Premium Expense Charge**	$125.00
- Monthly Deduction***	$681.80
- Mortality & Expense Charge****	$88.17
+ Hypothetical Rate of Return*****	$436.91

=	$9,830	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 5% of each premium payment.
***	The monthly deduction is made up of a $7.50 monthly policy fee, a $2.00 monthly DBG charge, and a monthly cost of insurance (COI) charge for year 5 of:

Month	COI
1	$47.28
2	$47.29
3	$47.29
4	$47.30
5	$47.31
6	$47.31
7	$47.32
8	$47.33
9	$47.33
10	$47.34
11	$47.35
12	$47.35
Total	$567.80

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.
*****	The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.52%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$36.96
2	$36.86
3	$36.76
4	$36.66
5	$36.56
6	$36.46
7	$36.36
8	$36.26
9	$36.16
10	$36.05
11	$35.95
12	$35.85
Total	$436.91

Cash Surrender Value:

Year 5 Cash Surrender Value =
Year 5 Policy Value	$9,830.45
- Year 5 Surrender Charge	$2,084.00

=	$7,746	(rounded to the nearest dollar)

III. The 12% gross guaranteed return illustrated values for the fifth policy year have been calculated in the following manner:

Death Benefit:

The death benefit is an option 1 (level) death benefit, 40 Male, NonSmoker, Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value

= $200,000 or 222% x $11,856.52

= $200,000

Policy Value:

Year 5 Policy Value =
Policy Value at the end of year 4	$9,096.33
+ Annual Premium*	$2,500.00
- Premium Expense Charge**	$125.00
- Monthly Deduction***	$676.90
- Mortality & Expense Charge****	$99.99
+ Hypothetical Rate of Return*****	$1,162.07

=	$11,857	(rounded to the nearest dollar)

*	The annual premium is assumed to be paid at the beginning of month 1 in each year.
**	Premium Expense Charge is 5% of each premium payment.
***	The monthly deduction is made up of a $7.50 monthly policy fee, a $2.00 monthly DBG charge, and a monthly cost of insurance (COI) charge for year 5 of:

Month	COI
1	$46.95
2	$46.94
3	$46.94
4	$46.93
5	$46.92
6	$46.91

7	$46.90
8	$46.90
9	$46.89
10	$46.88
11	$46.87
12	$46.86
Total	$562.90

****	The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.
*****	The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.52%. The monthly interest amounts earned for year 5 are:

Month	Interest
1	$95.39
2	$95.65
3	$95.90
4	$96.17
5	$96.43
6	$96.69
7	$96.96
8	$97.23
9	$97.50
10	$97.78
11	$98.05
12	$98.33
Total	$1,162.07

Cash Surrender Value:
Year 5 Cash Surrender Value =
Year 5 Policy Value	$11,856.52
- Year 5 Surrender Charge	$2,084.00

=	$9,773	(rounded to the nearest dollar)